Cuisine Solutions Sales up 50% for Q2 Fiscal Year 2006

Premium, fully-cooked, frozen food manufacturer’s net earnings increase 47.9%

ALEXANDRIA, Va.—(BUSINESS WIRE)—January 23, 2005 — Cuisine Solutions, Inc. (AMEX: FZN - News) (the “Company”) today announced its results for the second quarter of fiscal year 2006. Revenue in the second quarter of fiscal 2006 increased $5,533,000 from $11,062,000 to $16,595,000, a 50.0% increase compared to the same quarter of the previous fiscal year due primarily to stronger sales in all sales channels except On Board Service in the US. In the US, Military sales rose by 253.9%, due to increased demand from the US Army. Retail sales grew 96.0% as a result of increased sales to existing customers in both deli and company branded packaged goods. National Restaurant Chain sales had a total increase of 119.5% due to increased effort on promoting NRC business. In France, all three channels, On Board Services, Food Services and Retail, had growth of 22.6%, 39.2% and 28.7%, respectively.

“We are very excited about the growth in Retail sales in the US with our Cuisine Solutions branded products,” commented Stanislas Vilgrain, CEO. “We had our first national coupon program with a major retailer during the second quarter which exceeded all of our forecasts and provided an opportunity for many consumers to try our food for the first time. I believe this helped put us one step closer to being the leader in the emerging category of premium, fully cooked, frozen food.”

The Company reported net earnings from continuing operations for the second quarter of fiscal year 2006 of $787,000 compared to $532,000 for the same quarter of fiscal year 2005. The 47.9% increase in net earnings from continuing operations was primarily due to a 50.0% increase in sales and a 41.8% increase in gross margin, as a result of the higher sales and the corresponding production and procurement efficiencies achieved. Net earnings per share from continuing operations were $.05 for second quarter FY 06 compared to $.03 the same quarter last year.

Information as to the Company’s sales by geographical locations for second quarter fiscal year 2006 compared to second quarter fiscal 2005 is as follows:

	Q2 Fiscal 2006	Q2 Fiscal 2005	$ Change	%Change
USA	$11,567,000	$7,278,000	$4,289,000	58.9%
France	5,028,000	3,784,000	1,244,000	32.9%

Total Net Sales	$16,595,000	$11,062,000	$5,533,000	50.0%

Second quarter net sales by sales channel for fiscal year 2006 and 2005 are as follows:

	Q2 Fiscal 2006	Q2 Fiscal 2005	$ Change	%Change
Food Service	$4,890,000	$3,545,000	$1,345,000	37.9%
On Board Services	2,545,000	3,012,000	(467,000)	(15.5%)
Retail	5,663,000	3,360,000	2,303,000	68.5%
Military	2,647,000	748,000	1,899,000	253.9%
National Restaurant Chain / New Business	850,000	397,000	453,000	114.1%
Total	$16,595,000	$11,062,000	$5,533,000	50.0%

Cuisine Solutions US fiscal years 2006 and 2005 second quarter sales by sales channel are as follows:

	Q2 Fiscal 2006	Q2 Fiscal 2005	$ Change	%Change
Food Service	$2,296,000	$1,682,000	$614,000	36.5%
On Board Services	1,893,000	2,480,000	(587,000)	(23.7%)
Retail	3,897,000	1,988,000	1,909,000	96.0%
Military	2,647,000	748,000	1,899,000	253.9%
National Restaurant Chain	834,000	380,000	454,000	119.5%
Total	$11,567,000	$7,278,000	$4,289,000	58.9%

Cuisine Solutions France fiscal year 2006 second quarter sales compared to the prior year second quarter and respective exchange rates are as follows:

	Q2 Fiscal 2006	Q2 Fiscal 2005	$ Change	%Change
Sales in U.S. Dollars	$5,028,000	$3,784,000	$1,244,000	32.9%
Sales in Euros	€4,209,000	€2,986,000	€1,223,000	41.0%
Average exchange rate	0.837	0.789

Cuisine Solutions France fiscal year 2006 second quarter sales by sales channel were as follows:

	Q2 Fiscal 2006	Q2 Fiscal 2005	$ Change	%Change
Food Service	$2,594,000	$1,863,000	$731,000	39.2%
On Board Services	652,000	532,000	120,000	22.6%
Retail	1,766,000	1,372,000	394,000	28.7%
Others	16,000	17,000	(1,000)	(5.9%)

Total	$5,028,000	$3,784,000	$1,244,000	32.9%

A comparison of net sales, gross margin and net earnings from operations follows:

	Twelve weeks ended
	Dec. 10, 2005	Dec. 11, 2004	% Change
	(Dollars in thousands)
Net Sales	$16,595	$11,062	50.0%
Gross margin	$4,247	$2,996	41.8%
Gross margin percentage	25.6%	27.1%
Earnings from continuing operations	$787	$532	47.9%
Net earnings	$787	$593	32.7%

Revenue for the first two quarters of fiscal 2006 increased $11,582,000 from $19,765,000 to $31,347,000, a 58.6% increase compared to the same period of the previous fiscal year due primarily to stronger sales in all sales channels except On Board Service in the US. In the US, the Military sales rose by 321.4%, due to increased demand from the US Army. Retail sales grew 85.3% as a result of increased sales to existing customers in both deli and company branded packaged goods. National Restaurant Chain had a total increase of 64.1% due to increased effort on promoting NRC business. In France, all three channels, On Board Services, Food Services and Retail, had growth of 58.7%, 57.3% and 13.1%, respectively.

The Company reported net earnings from continuing operations for the first two quarters of fiscal year 2006 of $2,309,000 compared to $812,000 for the same period of fiscal year 2005. The 184.4% increase in net earnings from continuing operations was primarily due to a 58.6% increase in sales and a 66.3% increase in gross margin, as a result of the higher sales and the corresponding production and procurement efficiencies achieved. Net earnings per share from continuing operations were $.14 for the first two quarters of FY 06 compared to $.05 for the same two quarters last year.

Information as to the Company’s sales by geographical locations for the first two quarters of fiscal year 2006 compared to the first two quarters of fiscal 2005 are as follows:

	YTD Fiscal 2006	YTD Fiscal 2005	$ Change	%Change
USA	$22,159,000	$13,258,000	$8,901,000	67.1%
France	9,188,000	6,507,000	2,681,000	41.2%

Total Net Sales	$31,347,000	$19,765,000	$11,582,000	58.6%

First two quarters net sales by sales channel for fiscal year 2006 and 2005 are as follows:

	YTD Fiscal 2006	YTD Fiscal 2005	$ Change	%Change
Food Service	$8,314,000	$5,752,000	$2,562,000	44.5%
On Board Services	5,866,000	6,230,000	(364,000)	(5.8%)
Retail	7,437,000	4,943,000	2,494,000	50.5%
Military	8,365,000	1,985,000	6,380,000	321.4%
National Restaurant Chain / New Business	1,365,000	855,000	510,000	59.6%
Total	$31,347,000	$19,765,000	$11,582,000	58.6%

Cuisine Solutions US fiscal years 2006 and 2005 first two quarters sales by sales channel are as follows:

	YTD Fiscal 2006	YTD Fiscal 2005	$ Change	%Change
Food Service	$3,507,000	$2,723,000	$784,000	28.8%
On Board Services	4,216,000	5,181,000	(965,000)	(18.6%)
Retail	4,735,000	2,555,000	2,180,000	85.3%
Military	8,365,000	1,985,000	6,380,000	321.4%
National Restaurant Chain	1,336,000	814,000	522,000	64.1%
Total	$22,159,000	$13,258,000	$8,901,000	67.1%

Cuisine Solutions France fiscal year 2006 first two quarters sales compared to the prior year first two quarters and respective exchange rates are as follows:

	YTD Fiscal 2006	YTD Fiscal 2005	$ Change	%Change
Sales in US Dollars	$9,188,000	$6,507,000	$2,681,000	41.2%
Sales in Euros	€7,617,000	€5,216,000	€2,401,000	46.0%
Average exchange rate	0.829	0.802

Cuisine Solutions France’s first two quarters sales in fiscal years 2006 and 2005 by sales channel were as follows:

	YTD Fiscal 2006	YTD Fiscal 2005	$ Change	%Change
Food Service	$4,807,000	$3,029,000	$1,778,000	58.7%
On Board Services	1,650,000	1,049,000	601,000	57.3%
Retail	2,702,000	2,388,000	314,000	13.1%
Others	29,000	41,000	(12,000)	(29.3%)

Total	$9,188,000	$6,507,000	$2,681,000	41.2%

A comparison of net sales, gross margin and net earnings from operations follows:

	Twenty four weeks ended
	Dec. 10, 2005	Dec. 11, 2004	% Change
	(Dollars in thousands)
Net Sales	$31,347	$19,765	58,6%
Gross margin	$8,360	$5,026	66.3%
Gross margin percentage	26.7%	25.4%
Earnings from continuing operations	$2,309	$812	184.4%
Net earnings	$2,309	$755	205.8%

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements reflect the intent, belief or current expectations of the company and members of the management team. Investors can identify these forward-looking statements by use of words such as “expects,” “believes,” “will,” “continues,” “goals” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. The Company cannot guarantee that any forward-looking statement will be realized, although it believes that it has been prudent in its plans and assumptions. Achievement of future results is subject to risks, uncertainties, and the possibility of inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated, or projected. The Company does not undertake to update any forward-looking statement that it may make from time to time.

Contact:

Cuisine Solutions, Inc., Alexandria, VA.

Lillian Liu, 703-270-2918

lliu@cuisinesolutions.com